Exhibit 99.1

Press Release

Contacts:

Oracle Corporation	Sun Micosystems

Karen Tillman	Karen Khan
Oracle Corporate Communications	Sun Global Communications
650.607.0326	415.297.5035
karen.tillman@oracle.com	karen.khan@sun.com

Roy Lobo	Ron Pasek
Oracle Investor Relations	Sun Investor Relations
650.506.4073	408.710.6462
investor_us@oracle.com	ron.pasek@sun.com

Oracle Buys Sun

REDWOOD SHORES, Calif., April 20, 2009 — Oracle Corporation (NASDAQ: ORCL) and Sun Microsystems (NASDAQ: JAVA) announced today they have entered into a definitive agreement under which Oracle will acquire Sun common stock for $9.50 per share in cash. The transaction is valued at approximately $7.4 billion, or $5.6 billion net of Sun’s cash and debt. “We expect this acquisition to be accretive to Oracle’s earnings by at least 15 cents on a non-GAAP basis in the first full year after closing. We estimate that the acquired business will contribute over $1.5 billion to Oracle’s non-GAAP operating profit in the first year, increasing to over $2 billion in the second year. This would make the Sun acquisition more profitable in per share contribution in the first year than we had planned for the acquisitions of BEA, PeopleSoft and Siebel combined,” said Oracle President Safra Catz.

“The acquisition of Sun transforms the IT industry, combining best-in-class enterprise software and mission-critical computing systems,” said Oracle CEO Larry Ellison. “Oracle will be the only company that can engineer an integrated system — applications to disk — where all the pieces fit and work together so customers do not have to do it themselves. Our customers benefit as their systems integration costs go down while system performance, reliability and security go up.”

There are substantial long-term strategic customer advantages to Oracle owning two key Sun software assets: Java and Solaris. Java is one of the computer industry’s best-known brands and most widely deployed technologies, and it is the most important software Oracle has ever acquired. Oracle Fusion Middleware, Oracle’s fastest growing business, is built on top of Sun’s Java language and software. Oracle can now ensure continued innovation and investment in Java technology for the benefit of customers and the Java community.

The Sun Solaris operating system is the leading platform for the Oracle database, Oracle’s largest business, and has been for a long time. With the acquisition of Sun, Oracle can optimize the Oracle database for some of the unique, high-end features of Solaris. Oracle is as committed as ever to Linux and other open platforms and will continue to support and enhance our strong industry partnerships.

“Oracle and Sun have been industry pioneers and close partners for more than 20 years,” said Sun Chairman Scott McNealy. “This combination is a natural evolution of our relationship and will be an industry-defining event.”

“This is a fantastic day for Sun’s customers, developers, partners and employees across the globe, joining forces with the global leader in enterprise software to drive innovation and value across every aspect of the technology marketplace,” said Jonathan Schwartz, Sun’s CEO. “From the Java platform touching nearly every business system on earth, powering billions of consumers on mobile handsets and consumer electronics, to the convergence of storage, networking and computing driven by the Solaris operating system and Sun’s SPARC and x64 systems. Together with Oracle, we’ll drive the innovation pipeline to create compelling value to our customer base and the marketplace.”

“Sun is a pioneer in enterprise computing, and this combination recognizes the innovation and customer success the company has achieved. Our largest customers have been asking us to step up to a broader role to reduce complexity, risk and cost by delivering a highly optimized stack based on standards,” said Oracle President Charles Phillips. “This transaction will preserve and enhance investments made by our customers, while we continue to work with our partners to provide customers with choice.”

The Board of Directors of Sun Microsystems has unanimously approved the transaction. It is anticipated to close this summer, subject to Sun stockholder approval, certain regulatory approvals and customary closing conditions.

There will be a conference call today to discuss the transaction at 5:30 a.m. Pacific time. Investors can listen to the conference call by dialing (719) 234-7870, passcode 923645. A replay will be available for 24 hours after the call ends at (719) 884-8882, passcode: 923645. A live audio webcast of the call will be made available at www.oracle.com/investor and a replay will be available for seven days after the call ends.

About Oracle

Oracle (NASDAQ: ORCL) is the world’s largest enterprise software company. For more information about Oracle, please visit our Web site at http://www.oracle.com.

About Sun Microsystems

Sun Microsystems, Inc. (NASDAQ: JAVA) develops the technologies that power the global marketplace. Guided by a singular vision — “The Network is the Computer” — Sun drives network participation through shared innovation, community development and open source leadership. Sun can be found in more than 100 countries and on the Web at http://www.sun.com.

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Trademarks

Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

Sun, Sun Microsystems, the Sun logo, Java, Solaris and the Network is the Computer are trademarks or registered trademarks of Sun Microsystems, Inc. or its subsidiaries in the United States and other countries.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements about Oracle and Sun, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Sun, anticipated product information, estimates of future results of operations and general business outlook. When used in this press release, the words “anticipates”, “estimates”, “may”, “can”, “will”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Sun, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Sun may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Sun.

In addition, please refer to the documents that Oracle and Sun, respectively, file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Sun’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this report. Neither Oracle nor Sun is under any duty to update any of the information in this release.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Sun will file a proxy statement with the SEC. Additionally, Sun and Oracle will file other relevant materials in connection with the proposed acquisition of Sun by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, Soda Acquisition Corporation, a wholly-owned subsidiary of Oracle, and Sun. The materials to be filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Sun are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Oracle, Sun and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Sun stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Oracle’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Sun’s participants in the solicitation, which may, in some cases, be different than those of Sun’s stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and will be set forth in the proxy statement relating to the merger when it becomes available.